Exhibit 99.1

FOR IMMEDIATE RELEASE

Aircastle to Announce Second Quarter 2018 Earnings on August 7, 2018

Stamford, CT. July 24, 2018 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its second quarter financial results for the period ended June 30, 2018 on August 7, 2018 before the market opens.
In connection with the earnings release, management will host an earnings conference call on Tuesday, August 7, 2018 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 254-3590 (from within the U.S. and Canada) or (323) 994-2093 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “5231757”.
A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, September 6, 2018 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1757279”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2018, Aircastle owned and managed on behalf of its joint ventures 234 aircraft leased to 81 customers located in 44 countries.

Contacts:

Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited